Exhibit 99.1

Susquehanna Bancshares, Inc. Announces Third Quarter 2014 Results

Third Quarter Highlights

  GAAP EPS of $0.18
  Solid Core Deposit Growth
  Non-Interest Expenses Down Linked Quarter
  Realigned Retail and Small Business Operations and Regional Footprint
  Increased Dividend and Executed Share Repurchase Program

LITITZ, Pa.--(BUSINESS WIRE)--October 22, 2014--Susquehanna Bancshares, Inc. (Susquehanna) (NASDAQ: SUSQ) today announced that it earned net income for the third quarter ended September 30, 2014 of $33.5 million, or $0.18 per diluted share, compared to $43.5 million, or $0.23 per diluted share, for the second quarter of 2014 and $44.3 million, or $0.24 per diluted share, for the third quarter of 2013.

“Despite a challenging economic and financial environment, we were able to achieve solid core deposit growth, improve our balance sheet positioning, and return capital to shareholders,” said William J. Reuter, Susquehanna’s Chairman and Chief Executive Officer. “In addition, we launched an initiative that will realign our bank to improve efficiency and create a more consistent management structure for our teams focused on sales and the customer experience in the retail, small business and commercial banking segments.”

Linked Quarter Results (Third Quarter 2014 vs. Second Quarter 2014)

  Loans and leases decreased $241.4 million or 1.8% from June 30, 2014 to $13.4 billion at September 30, 2014. During the third quarter of 2014, Susquehanna and its wholly-owned subsidiary Susquehanna Bank sold approximately $255.8 million of retail loans from the Consumer loans category. Changes for the quarter in each major loan category were as follows:
    Commercial loans decreased 2.5%.
    Real estate – construction loans increased 9.3%.
    Real estate secured – residential loans decreased 0.1%.
    Real estate secured – commercial loans decreased 0.9%.
    Consumer loans decreased 24.1%.
    Leases increased 1.9%.
  Total deposits increased $273.5 million or 2.1% from June 30, 2014 to $13.6 billion at September 30, 2014. Changes for the quarter in each major deposit category were as follows:
    Non-interest bearing checking increased 1.2%.
    Interest-bearing checking increased 7.1%.
    Money market deposits increased 9.0%.
    Savings deposits decreased 1.2%.
    Time deposits decreased 4.9%.
  Primarily as a result of the loan sale and growth in the deposit portfolio, the loan to deposit ratio decreased to 98.8% for the third quarter of 2014 compared to 102.6% for the second quarter of 2014.
  Net interest margin decreased 13 basis points to 3.50% for the third quarter of 2014 compared to 3.63% for the second quarter of 2014. The second quarter of 2014 included a 9 basis point gain from the redemption of a trust preferred security. Net interest margin (excluding purchase accounting) (1) declined 1 basis points to 3.37% for the third quarter of 2014 compared to 3.38% for the second quarter of 2014.

  In the fourth quarter of 2014, management expects the net interest margin (excluding purchase accounting) (1) to decline 3 to 5 basis points.
  Non-interest income decreased to $44.6 million for the third quarter of 2014 compared to $45.3 million for the second quarter of 2014. The third quarter of 2014 included a $2.6 million gain related to the loan sale while the second quarter of 2014 included a net realized gain on sale of investment securities of $3.3 million.

  Excluding the gain related to the loan sale in the third quarter of 2014, management expects noninterest income to increase modestly in the fourth quarter of 2014.
  Non-interest expense decreased to $124.4 million for the third quarter of 2014 compared to $125.2 million in the second quarter of 2014. The third quarter of 2014 included a $1.6 million expense related to employee severance for the organizational realignment within our small business and retail operations.

  Management expects non-interest expenses to increase modestly in the fourth quarter of 2014.
  The efficiency ratio (1) increased to 67.32% for the third quarter of 2014 compared to 65.63% in the second quarter of 2014.
  Non-performing assets as a percentage of loans, leases and foreclosed real estate owned increased to 0.88% at September 30, 2014 compared to 0.85% at June 30, 2014.
  The provision for loan and lease losses in the third quarter increased to $9.0 million compared to $3.0 million in the second quarter of 2014. Net charge-offs for the third quarter increased to $16.6 million, or 0.49% of average loans and leases, compared to $11.4 million, or 0.34% of average loans and leases, for the second quarter of 2014. As a result, the allowance for loan and lease losses was $136.9 million at September 30, 2014, representing 1.02% of total loans and leases and 125% of nonaccrual loans and leases compared to $144.5 million at June 30, 2014, representing 1.06% of total loans and leases and 137% of nonaccrual loans and leases.

Third Quarter Results (Third Quarter 2014 vs. Third Quarter 2013)

  Loans and leases increased $49.3 million or 0.4% from September 30, 2013 to $13.4 billion at September 30, 2014. During the third quarter of 2014, Susquehanna and its wholly-owned subsidiary Susquehanna Bank sold approximately $255.8 million of retail loans from the Consumer loans category. Changes for the twelve month period in each major loan category were as follows:
    Commercial loans increased 3.9%.
    Real estate - construction loans increased 6.8%.
    Real estate secured - residential loans increased 0.7%.
    Real estate secured - commercial loans decreased 2.3%.
    Consumer loans decreased 21.9%.
    Leases increased 15.5%.
  Total deposits increased $866.8 million or 6.8% from September 30, 2013 to $13.6 billion as of September 30, 2014. Changes for the twelve month period in each major deposit category were as follows:
    Non-interest-bearing checking increased 4.6%.
    Interest-bearing checking increased 6.6%.
    Money market deposits increased 7.7%.
    Savings deposits increased 5.3%.
    Time deposits increased 7.8%.
  Primarily as a result of the loan sale and growth in the deposit portfolio, the loan to deposit ratio decreased to 98.8% for the third quarter of 2014 compared to 105.1% for the third quarter of 2013.
  Net interest margin decreased 22 basis points to 3.50% compared to 3.72% for the third quarter of 2013. Net interest margin (excluding purchase accounting) (1) declined 17 basis points to 3.37% compared to 3.54% for the third quarter of 2013.
  Non-interest income increased to $44.6 million compared to $41.3 million in the third quarter of 2013. The third quarter of 2014 included a $2.6 million gain related to the loan sale.
  Non-interest expense increased to $124.4 million compared to $117.7 million in the third quarter of 2013. The third quarter of 2014 included a $1.6 million expense related to employee severance for the organizational realignment within our small business and retail operations while the third quarter of 2013 included a reduction in salaries and benefits by $5.0 million due to the adjustment of incentive and benefit accruals.
  The efficiency ratio (1) increased to 67.32% compared to 61.62% in the third quarter of 2013.
  Non-performing assets as a percentage of loans, leases and foreclosed real estate decreased to 0.88% compared to 0.89% at September 30, 2013.
  The provision for loan and lease losses increased to $9.0 million compared to $5.0 million for the third quarter of 2013. Net charge-offs as a percentage of average loans and leases decreased to 0.49% compared to 0.50% for the third quarter of 2013. The allowance for loan and lease losses was $136.9 million, representing 1.02% of total loans and leases and 125% of nonaccrual loans and leases, compared to $166.7 million at September 30, 2013, representing 1.25% of total loans and leases and 164% of nonaccrual loans and leases.
  Return on average assets and average tangible equity (1) decreased to 0.72% and 9.41%, respectively compared to 0.96% and 13.67%, respectively for the third quarter of 2013.
  Susquehanna’s capital ratios continue to exceed internal capital targets and those required to be considered “well-capitalized” under the current regulatory requirements, with a Tier 1 common ratio of 10.86%, Tier 1 capital ratio of 11.92%, Total risk-based capital ratio of 13.08% and a Leverage ratio of 9.61%, each as of September 30, 2014. Based on a preliminary analysis of the new capital rules approved in July 2013, management believes that Susquehanna would be fully compliant with the revised capital ratio standards as of September 30, 2014 if they had been effective on that date.

  (1) Non-GAAP based financial measure. Please refer to the calculations and management’s reasons for using this measure in the accompanying financial schedules

Additional Events

  On August 14, 2014, Susquehanna and its wholly-owned subsidiary Susquehanna Bank completed an off-balance sheet securitization of approximately $255.8 million of indirect retail installment contracts secured by new and used automobiles, light-duty trucks and vans.
  On August 21, 2014, Moody’s Investor Service upgraded the long-term ratings of Susquehanna, including its senior debt rating from Baa3 to Baa2.
  On October 15, 2014, Susquehanna’s Board of Directors declared a third quarter dividend of $0.09 per common share, payable on November 20, 2014 to shareholders of record on October 30, 2014.
  During the third quarter of 2014, Susquehanna repurchased approximately 6.5 million shares of common stock, completing its outstanding share repurchase program on October 1, 2014.

Susquehanna will broadcast its third quarter 2014 conference call over the Internet on October 23, 2014, at 11:00 a.m. Eastern time. The conference call will include management’s discussion of third quarter 2014 financial results and may also include forward-looking information and financial goals. Investors will have the opportunity to listen to the conference call through a live broadcast on Susquehanna’s website. The event may be accessed by selecting “Investor Relations” near the bottom of the home page or go directly to http://ir.susquehanna.net. At the site, please click on the third quarter webcast link. To listen to the live call, please go to the website at least 15 minutes prior to the scheduled start time to download and install any necessary audio software. For those who are unable to listen to the live broadcast, an archived replay and podcast will be available on the website shortly after the call concludes.

Susquehanna is a financial services holding company with total assets of approximately $18.6 billion. Headquartered in Lititz, Pa., Susquehanna provides banking and financial services at 245 branch locations in the mid-Atlantic region. Through Susquehanna Wealth Management, Susquehanna offers investment, fiduciary, brokerage, insurance, retirement planning, and private banking services, with approximately $7.6 billion in assets under management and administration. Susquehanna also operates an insurance brokerage and employee benefits company, a commercial finance company, a vehicle leasing company, a mortgage division, and a settlement services company. Investor information may be requested through Susquehanna’s Website at www.susquehanna.net.

This press release contains certain financial information determined by methods other than in accordance with GAAP. Susquehanna’s management uses these non-GAAP measures in its analysis of the company’s performance. These non-GAAP financial measures require management to make judgments about the exclusion of certain items, and if different judgments were made, the amounts reported would be different. These measures typically exclude the effects of intangibles and related amortization and include the tax benefit associated with revenue items that are tax-exempt. Disclosures regarding these non-GAAP financial measures are included in the accompanying financial information.

The presentation of these non-GAAP financial measures is intended to supplement investors’ understanding of Susquehanna’s core business activities. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

This release includes forward-looking statements as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various risks, uncertainties and other factors. Forward-looking statements can be identified by words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may,” “plans,” “estimates,” and similar words or expressions. The risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: ineffectiveness of Susquehanna’s business strategy due to internal or external factors, including changes in current or future market conditions; the effects of competition, including industry consolidation and development of competing financial products and services; the costs and effects of legal and regulatory developments including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; interest rate movements; changes in credit quality; deteriorating economic conditions; market or other events adversely affecting our ability to conduct off-balance transactions; inability to successfully execute Susquehanna's initiatives and planned and proposed organizational, process and technology improvements; other risks and uncertainties; our success at managing the risks involved in the foregoing items; and the other factors detailed in Susquehanna’s filings with the Securities and Exchange Commission. Susquehanna encourages readers of this release to understand forward-looking statements to be strategic objectives rather than absolute targets of future performance. Forward-looking statements speak only as of the date they are made. Susquehanna does not intend to update publicly any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events except as required by law.

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

SUMMARY CONSOLIDATED FINANCIAL INFORMATION
(in thousands, except per share data)

						Nine Months YTD
	3Q14	2Q14	1Q14	4Q13	3Q13	2014	2013
Balance Sheet (EOP)
Investments	$2,325,734	$2,324,782	$2,445,322	$2,533,456	$2,644,162	$2,325,734	$2,644,162
Loans and leases	13,425,721	13,667,153	13,575,295	13,576,086	13,376,454	13,425,721	13,376,454
Allowance for loan and lease losses (ALLL)	136,870	144,483	154,150	157,608	166,740	136,870	166,740
Total assets	18,583,327	18,506,626	18,439,682	18,473,489	18,481,150	18,583,327	18,481,150
Deposits	13,588,524	13,314,994	13,079,523	12,869,372	12,721,685	13,588,524	12,721,685
Other short-term borrowings	532,675	527,079	584,664	555,740	688,456	532,675	688,456
Federal Home Loan Bank borrowings	915,362	1,127,302	1,229,296	1,531,282	1,593,272	915,362	1,593,272
Other long-term debt	356,117	360,033	448,521	453,260	457,804	356,117	457,804
Shareholders' equity	2,751,260	2,796,392	2,755,199	2,717,587	2,679,348	2,751,260	2,679,348

Average Balance Sheet
Investments	$2,293,302	$2,395,690	$2,505,937	$2,616,807	$2,584,212	$2,397,531	$2,563,862
Loans and leases	13,499,686	13,589,533	13,574,526	13,421,474	13,290,513	13,554,307	13,111,325
Total earning assets	15,872,628	16,066,177	16,162,210	16,124,369	15,960,228	16,032,982	15,775,630
Total assets	18,411,529	18,378,127	18,411,873	18,437,954	18,258,982	18,417,499	18,121,360
Deposits	13,395,247	13,131,617	12,874,040	12,806,503	12,794,022	13,135,544	12,768,046
Other short-term borrowings	541,363	552,367	671,653	671,923	758,079	589,462	767,911
Federal Home Loan Bank borrowings	961,483	1,174,611	1,387,124	1,502,120	1,285,276	1,172,846	1,161,305
Other long-term debt	358,502	396,367	451,267	455,787	475,655	401,706	493,358
Shareholders' equity	2,775,786	2,768,665	2,726,465	2,679,242	2,642,806	2,760,888	2,635,251

Income Statement
Net interest income	$136,465	$141,694	$140,064	$142,688	$145,949	$418,223	$443,252
Provision for loan and lease losses	9,000	3,000	6,000	2,000	5,000	18,000	29,000
Noninterest income	44,617	45,349	42,089	50,666	41,343	132,055	133,063
Noninterest expense	124,411	125,225	123,032	135,672	117,701	372,668	355,168
Income before taxes	47,671	58,818	53,121	55,682	64,591	159,610	192,147
Provision for income taxes	14,203	15,324	15,959	14,341	20,300	45,486	59,809
Net income	33,468	43,494	37,162	41,341	44,291	114,124	132,338
Basic earnings per common share	0.18	0.23	0.20	0.22	0.24	0.61	0.71
Diluted earnings per common share	0.18	0.23	0.20	0.22	0.24	0.61	0.70
Cash dividends paid per common share	0.09	0.08	0.08	0.08	0.08	0.25	0.16

Asset Quality
Net charge-offs (NCOs)	$16,613	$11,431	$9,458	$11,132	$16,854	$37,502	$46,280

Nonaccrual loans and leases	$109,506	$105,609	$108,408	$100,815	$101,976	$109,506	$101,976
Foreclosed real estate	9,133	10,302	11,980	16,555	17,760	9,133	17,760
Total nonperforming assets (NPAs)	$118,639	$115,911	$120,388	$117,370	$119,736	$118,639	$119,736

Restructured loans	$42,418	$40,938	$39,555	$72,133	$69,975	$42,418	$69,975
Loans and leases 90 days past due	10,303	9,190	9,328	9,757	8,655	10,303	8,655

Credit Quality
NCOs / Average loans and leases	0.49%	0.34%	0.28%	0.33%	0.50%	0.37%	0.47%
NPAs / Loans and leases + foreclosed real estate	0.88%	0.85%	0.89%	0.86%	0.89%	0.88%	0.89%
ALLL / Nonaccrual loans and leases	124.99%	136.81%	142.19%	156.33%	163.51%	124.99%	163.51%
ALLL / Total loans and leases	1.02%	1.06%	1.14%	1.16%	1.25%	1.02%	1.25%

Profitability
Return on average assets	0.72%	0.95%	0.82%	0.89%	0.96%	0.83%	0.98%
Return on average equity	4.78%	6.30%	5.53%	6.12%	6.65%	5.53%	6.71%
Return on average tangible equity (1)	9.41%	12.34%	11.08%	12.49%	13.67%	10.90%	13.95%
Net interest margin	3.50%	3.63%	3.61%	3.60%	3.72%	3.58%	3.85%
Efficiency ratio (1)	67.32%	65.63%	66.18%	68.84%	61.62%	66.37%	60.43%

Per Share Data (EOP)
Closing share price	$10.00	$10.56	$11.37	$12.84	$12.53	$10.00	$12.53
Stated book value per common share	15.17	14.90	14.69	14.50	14.31	15.17	14.31
Tangible book value per common share (1)	7.99	7.95	7.73	7.52	7.32	7.99	7.32
Price/Book Value	65.90%	70.88%	77.41%	88.52%	87.56%	65.90%	87.56%
Price/Tangible Book Value	125.16%	132.83%	147.09%	170.74%	171.17%	125.16%	171.17%
Number of outstanding shares ('000)	181,310	187,706	187,590	187,363	187,225	181,310	187,225

Capital Ratios
Tangible common ratio (1)	8.58%	8.88%	8.67%	8.44%	8.22%	8.58%	8.22%
Tier 1 common ratio	10.86%	11.03%	10.84%	10.60%	10.41%	10.86%	10.41%
Leverage ratio	9.61%	9.90%	9.72%	9.55%	9.47%	9.61%	9.47%
Tier 1 capital ratio	11.92%	12.07%	11.95%	11.71%	11.52%	11.92%	11.52%
Total risk-based capital ratio	13.08%	13.27%	13.23%	13.04%	12.92%	13.08%	12.92%

(1) Non-GAAP based financial measures. Please refer to the calculations and management's reasons for using these measures in Appendix A - GAAP to Non-GAAP Reconciliation

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)
	September 30,	June 30,	March 31,	December 31,	September 30,
	2014	2014	2014	2013	2013

Assets
Cash and due from banks	$772,677	$456,917	$389,793	$305,357	$377,730
Unrestricted short-term investments	40,508	33,369	24,768	37,967	30,663
Cash and cash equivalents	813,185	490,286	414,561	343,324	408,393
Interest-bearing deposits held by consolidated variable interest entities that can be used only to settle obligations of the consolidated variable interest entities	2,211	1,554	1,689	2,347	2,138
Restricted short-term investments	36,943	43,926	42,993	42,913	44,928
Securities available for sale	2,192,615	2,183,093	2,299,235	2,375,224	2,483,375
Restricted investment in bank stocks	133,119	141,689	146,087	158,232	160,787
Loans and leases, net of deferred costs and fees	13,361,516	13,600,254	13,505,746	13,503,392	13,300,309
Loans held by consolidated variable interest entities that can be used only to settle obligations of the consolidated variable interest entities	64,205	66,899	69,549	72,694	76,145
Less: Allowance for loan and lease losses	136,870	144,483	154,150	157,608	166,740
Net loans and leases	13,288,851	13,522,670	13,421,145	13,418,478	13,209,714
Premises and equipment, net	168,466	169,975	170,349	173,542	189,096
Other real estate and foreclosed assets	9,898	11,102	12,943	17,573	18,729
Accrued interest receivable	39,899	38,878	41,594	41,690	41,715
Bank-owned life insurance	449,199	450,318	449,778	449,320	449,419
Goodwill	1,275,439	1,275,439	1,275,439	1,275,439	1,275,439
Intangible assets with finite lives	27,163	28,579	30,303	32,262	33,666
Deferred income tax assets	6,903	7,357	5,216	6,472	7,921
Other assets	139,436	141,760	128,350	136,673	155,830
Total assets	$18,583,327	$18,506,626	$18,439,682	$18,473,489	$18,481,150
Liabilities and Shareholders' Equity
Deposits	$13,588,524	$13,314,994	$13,079,523	$12,869,372	$12,721,685
Federal Home Loan Bank short-term borrowings	850,000	1,050,000	1,150,000	1,450,000	1,510,000
Other short-term borrowings	532,675	527,079	584,664	555,740	688,456
Federal Home Loan Bank long-term borrowings	65,362	77,302	79,296	81,282	83,272
Other long-term debt	175,219	175,222	250,224	250,227	250,229
Junior subordinated debentures	146,059	146,002	155,022	155,002	154,983
Long-term debt of consolidated variable interest entities for which creditors do not have recourse to Susquehanna's general credit	34,839	38,809	43,275	48,031	52,592
Accrued interest, taxes, and expenses payable	72,044	72,664	69,404	82,150	101,040
Deferred income tax liabilities	128,389	114,119	75,911	70,308	52,214
Other liabilities	238,956	194,043	197,164	193,790	187,331
Total liabilities	15,832,067	15,710,234	15,684,483	15,755,902	15,801,802
Shareholders' equity:
Common stock	363,358	376,146	375,845	375,353	374,982
Treasury stock	(3,100)	(3,075)	(2,735)	(2,531)	(1,918)
Additional paid-in capital	1,605,671	1,657,699	1,654,357	1,652,116	1,651,382
Retained earnings	811,462	794,864	766,381	744,215	717,850
Accumulated other comprehensive loss	(26,131)	(29,242)	(38,649)	(51,566)	(62,948)
Total shareholders' equity	2,751,260	2,796,392	2,755,199	2,717,587	2,679,348
Total liabilities and shareholders' equity	$18,583,327	$18,506,626	$18,439,682	$18,473,489	$18,481,150

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

Loans and Leases and Deposits
(in thousands)
	Loans and Leases
	09/30/14	06/30/14	03/31/14	12/31/13	09/30/13
Commercial, financial, and agricultural	$2,362,201	$2,422,931	$2,411,851	$2,394,847	$2,273,735
Real estate - construction	817,492	748,181	714,291	735,877	765,246
Real estate secured - residential	4,172,943	4,178,842	4,178,505	4,204,430	4,145,522
Real estate secured - commercial	4,016,635	4,053,990	4,041,989	4,068,816	4,109,329
Consumer	730,687	962,618	955,577	953,000	935,117
Leases	1,325,763	1,300,591	1,273,082	1,219,116	1,147,505
Total loans and leases	$13,425,721	$13,667,153	$13,575,295	$13,576,086	$13,376,454

	Deposits
	09/30/14	06/30/14	03/31/14	12/31/13	09/30/13
Noninterest-bearing checking	$1,958,308	$1,935,635	$1,880,284	$1,913,526	$1,871,461
Interest-bearing checking	3,087,166	2,883,679	2,908,507	2,909,376	2,895,027
Money market	3,297,699	3,025,430	3,184,719	3,144,106	3,062,955
Savings	1,122,232	1,136,044	1,132,850	1,077,923	1,065,699
Core deposits	9,465,405	8,980,788	9,106,360	9,044,931	8,895,142
Time less than $100	2,265,787	2,266,815	2,166,207	2,113,209	2,103,650
Time of $100 or more	1,857,332	2,067,391	1,806,956	1,711,232	1,722,893
Total deposits	$13,588,524	$13,314,994	$13,079,523	$12,869,372	$12,721,685

Supplemental Loan and Lease Data
(in thousands)
	Nonaccrual Loans and Leases
	09/30/14	06/30/14	03/31/14	12/31/13	09/30/13
Commercial, financial, and agricultural	$23,121	$18,792	$24,529	$16,827	$10,048
Real estate - construction	7,225	7,428	11,695	13,230	16,497
Real estate secured - residential	23,653	24,740	23,189	23,365	27,878
Real estate secured - commercial	54,484	53,687	47,950	46,147	45,906
Consumer	40	43	46	47	177
Leases	983	919	999	1,199	1,470
Total nonaccrual loans and leases	$109,506	$105,609	$108,408	$100,815	$101,976

	Restructured Loans
	09/30/14	06/30/14	03/31/14	12/31/13	09/30/13
Commercial, financial, and agricultural	$4,044	$4,228	$5,264	$6,885	$9,609
Real estate - construction	319	322	325	615	331
Real estate secured - residential	20,231	18,414	16,168	31,623	26,848
Real estate secured - commercial	16,780	16,903	16,681	31,295	31,766
Consumer	1,044	1,071	1,117	1,715	1,421
Total restructured loans	$42,418	$40,938	$39,555	$72,133	$69,975

	Net Charge-offs (Recoveries)
	3Q 2014	2Q 2014	1Q 2014	4Q 2013	3Q 2013
Commercial, financial, and agricultural	$8,069	$7,274	$3,182	$(480)	$3,731
Real estate - construction	776	(457)	(91)	(3,312)	6,504
Real estate secured - residential	2,549	2,453	2,796	2,724	3,524
Real estate secured - commercial	3,827	730	2,134	11,060	2,007
Consumer	614	1,013	855	330	726
Leases	778	418	582	810	362
Total net charge-offs	$16,613	$11,431	$9,458	$11,132	$16,854

Susquehanna Bancshares, Inc. 26 North Cedar Street Lititz, PA 17543

CONSOLIDATED CONDENSED STATEMENTS OF INCOME (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,
	2014	2014	2014	2013	2013	2014	2013

Interest Income:
Loans and leases, including deferred costs and fees	$147,761	$148,002	$149,538	$151,907	$155,596	$445,301	$475,926
Securities:
Taxable	8,459	9,104	9,648	10,406	10,641	27,211	30,584
Tax-exempt	3,383	3,439	3,501	3,511	3,527	10,323	10,682
Dividends	2,108	2,134	1,765	1,649	1,297	6,007	3,609
Short-term investments	24	23	19	21	16	66	87
Total interest income	161,735	162,702	164,471	167,494	171,077	488,908	520,888
Interest Expense:
Deposits:
Interest-bearing demand and savings	4,256	4,031	3,962	4,202	4,190	12,249	13,604
Time	10,803	10,246	9,628	9,597	10,229	30,677	33,115
Federal Home Loan Bank short-term borrowings	4,554	4,597	4,621	4,449	3,915	13,772	10,738
Other short-term borrowings	2,091	2,031	2,100	2,146	2,242	6,222	6,548
Federal Home Loan Bank long-term borrowings	247	243	245	254	284	735	888
Other long-term debt	3,319	(140)	3,851	4,158	4,268	7,030	12,743
Total interest expense	25,270	21,008	24,407	24,806	25,128	70,685	77,636
Net interest income	$136,465	$141,694	$140,064	$142,688	$145,949	$418,223	$443,252
Provision for loan and lease losses	9,000	3,000	6,000	2,000	5,000	18,000	29,000
Net interest income, after provision for loan and lease losses	127,465	138,694	134,064	140,688	140,949	400,223	414,252
Noninterest Income:
Service charges on deposit accounts	9,561	9,294	9,000	9,456	9,514	27,855	27,533
Vehicle origination and servicing fees	1,691	2,915	2,968	3,057	2,907	7,574	8,668
Wealth management commissions and fees	13,199	12,669	12,719	13,048	12,606	38,587	38,285
Commissions on property and casualty insurance sales	3,992	4,214	5,666	4,023	3,872	13,872	12,774
Other commissions and fees	5,689	5,401	5,035	5,077	4,885	16,125	13,940
Income from bank-owned life insurance	1,634	1,672	1,637	1,492	1,493	4,943	4,521
Mortgage banking revenue	2,432	3,004	2,410	2,483	2,237	7,846	10,345
Capital markets revenue	1,593	877	1,240	3,216	111	3,710	4,269
Net realized gain (loss) on sales of securities	0	3,293	(8)	(1,343)	2	3,285	(51)
Realized gain on sale of branch properties	0	0	0	4,945	0	0	0
Other	4,826	2,010	1,422	5,212	3,716	8,258	12,779
Total noninterest income	44,617	45,349	42,089	50,666	41,343	132,055	133,063
Noninterest Expenses:
Salaries and employee benefits	68,042	68,325	65,581	70,837	61,879	201,948	191,381
Occupancy	12,089	11,914	13,847	11,727	11,352	37,850	33,721
Furniture and equipment	4,043	4,058	3,944	3,865	3,661	12,045	10,986
Professional and technology services	6,168	7,189	6,070	6,404	7,173	19,427	18,733
Advertising and marketing	3,784	3,567	3,576	3,618	3,319	10,927	9,084
FDIC insurance	5,038	4,925	5,121	6,118	5,421	15,084	13,760
Legal fees	1,699	1,656	1,527	1,968	1,774	4,882	5,454
Amortization of intangible assets	2,220	2,367	2,539	2,803	2,502	7,126	8,823
Vehicle lease disposal	2,222	2,215	2,251	1,216	1,193	6,688	3,796
Branch consolidation costs	0	0	0	6,603	0	0	0
Other	19,106	19,009	18,576	20,513	19,427	56,691	59,430
Total noninterest expenses	124,411	125,225	123,032	135,672	117,701	372,668	355,168
Income before income taxes	47,671	58,818	53,121	55,682	64,591	159,610	192,147
Provision for income taxes	14,203	15,324	15,959	14,341	20,300	45,486	59,809
Net Income	$33,468	$43,494	$37,162	$41,341	$44,291	$114,124	$132,338

Earnings per common share:
Basic	$0.18	$0.23	$0.20	$0.22	$0.24	$0.61	$0.71
Diluted	$0.18	$0.23	$0.20	$0.22	$0.24	$0.61	$0.70
Cash dividends per common share	$0.09	$0.08	$0.08	$0.08	$0.08	$0.25	$0.16
Average common shares outstanding:
Basic	184,985	187,637	187,455	187,186	187,096	186,683	186,840
Diluted	185,724	188,295	188,378	188,078	188,109	187,445	187,816

Susquehanna Bancshares, Inc. 26 North Cedar Street Lititz, PA 17543

DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY
(in thousands)
Interest rates and interest differential-taxable equivalent basis

	Three Months Ended			Three Months Ended			Three Months Ended			Nine Months Ended			Nine Months Ended
	September 30, 2014			June 30, 2014			September 30, 2013			September 30, 2014			September 30, 2013
	Average			Average			Average			Average			Average
	Balance	Interest	Rate (%)	Balance	Interest	Rate (%)	Balance	Interest	Rate (%)	Balance	Interest	Rate (%)	Balance	Interest	Rate (%)
Assets
Short-term investments	$79,640	$24	0.12	$80,954	$23	0.11	$85,503	$16	0.07	$81,144	$65	0.11	$100,443	$87	0.12
Investment securities:
Taxable(1)	1,915,888	10,567	2.19	2,013,166	11,238	2.24	2,191,743	11,937	2.16	2,014,934	33,219	2.20	2,166,932	34,193	2.11
Tax-exempt(1)(2)	377,414	5,205	5.47	382,524	5,291	5.55	392,469	5,450	5.51	382,597	15,882	5.55	396,930	16,515	5.56
Total investment securities	2,293,302	15,772	2.73	2,395,690	16,529	2.77	2,584,212	17,387	2.67	2,397,531	49,101	2.74	2,563,862	50,708	2.64
Loans and leases, (net):
Taxable(3)	13,067,543	144,248	4.38	13,154,917	144,471	4.40	12,888,591	152,275	4.69	13,119,323	434,798	4.43	12,695,055	465,689	4.90
Tax-exempt(2)(3)	432,143	5,405	4.96	434,616	5,432	5.01	401,922	5,133	5.07	434,984	16,158	4.97	416,270	15,830	5.08
Total loans and leases	13,499,686	149,653	4.40	13,589,533	149,903	4.42	13,290,513	157,408	4.70	13,554,307	450,956	4.45	13,111,325	481,519	4.91

Total interest-earning assets	15,872,628	165,449	4.14	16,066,177	166,455	4.16	15,960,228	174,811	4.35	16,032,982	500,122	4.17	15,775,630	532,314	4.51
Allowance for loan and lease losses	(144,674)			(154,710)			(177,853)			(152,229)			(180,652)
Other non-earning assets	2,683,575			2,466,660			2,476,607			2,536,746			2,526,382

Total assets	$18,411,529			$18,378,127			$18,258,982			$18,417,499			$18,121,360

Liabilities
Deposits:
Interest-bearing demand	$6,165,175	3,970	0.26	$5,998,086	3,726	0.25	$5,936,693	3,904	0.26	$6,065,751	11,371	0.25	$5,938,605	12,746	0.29
Savings	1,131,551	286	0.10	1,134,421	305	0.11	1,075,734	286	0.11	1,122,088	878	0.10	1,068,446	858	0.11
Time	4,133,949	10,803	1.04	4,129,738	10,245	1.00	3,870,542	10,229	1.05	4,058,947	30,677	1.01	3,847,294	33,115	1.15
Other short-term borrowings	541,363	2,091	1.53	552,367	2,030	1.47	758,079	2,242	1.17	589,462	6,221	1.41	767,911	6,548	1.14
FHLB borrowings	961,483	4,801	1.98	1,174,611	4,840	1.65	1,285,276	4,199	1.30	1,172,846	14,508	1.65	1,161,305	11,626	1.34
Long-term debt(4)	358,502	3,319	3.67	396,367	(138)	(0.14)	475,655	4,268	3.56	401,706	7,030	2.34	493,358	12,743	3.45

Total interest-bearing liabilities	13,292,023	25,270	0.75	13,385,590	21,008	0.63	13,401,979	25,128	0.74	13,410,800	70,685	0.70	13,276,919	77,636	0.78
Demand deposits	1,964,572			1,869,372			1,911,053			1,888,758			1,913,701
Other liabilities	379,148			354,500			303,144			357,053			295,489

Total liabilities	15,635,743			15,609,462			15,616,176			15,656,611			15,486,109

Equity	2,775,786			2,768,665			2,642,806			2,760,888			2,635,251

Total liabilities & shareholders' equity	$18,411,529			$18,378,127			$18,258,982			$18,417,499			$18,121,360

Net interest income / yield on average earning assets		$140,179	3.50		$145,447	3.63		$149,683	3.72		$429,437	3.58		$454,678	3.85
Taxable equivalent adjustment		(3,714)			(3,753)			(3,734)			(11,214)			(11,426)
Net interest income - as reported		$136,465			$141,694			$145,949			$418,223			$443,252

(1)	For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.
(2)	Tax-exempt income has been adjusted to a tax-equivalent basis using a marginal tax rate of 35%.
(3)	Average loan balances include non-accrual loans.
(4)	Includes $3.7 million purchase accounting adjustment on redemption of junior subordinated debt in second quarter of 2014.

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

Appendix A - GAAP to Non-GAAP Reconciliation						Nine Months Ended
(Dollars and share data in thousands)						September 30,
	3Q14	2Q14	1Q14	4Q13	3Q13	2014	2013
Efficiency Ratio
Other expense	$124,411	$125,225	$123,032	$135,672	$117,701	$372,668	$355,168
Noninterest operating expense (numerator)	$124,411	$125,225	$123,032	$135,672	$117,701	$372,668	$355,168

Taxable-equivalent net interest income	$140,179	$145,447	$143,813	$146,430	$149,683	$429,437	$454,678
Other income	44,617	45,349	42,089	50,666	41,343	132,055	133,063
Noninterest operating income (denominator)	$184,796	$190,796	$185,902	$197,096	$191,026	$561,492	$587,741
Efficiency ratio	67.32%	65.63%	66.18%	68.84%	61.62%	66.37%	60.43%

The efficiency ratio is a non-GAAP based financial measure. Management excludes merger-related expenses and certain other selected items when calculating this ratio, which is used to measure the relationship of operating expenses to revenues.

Tangible Common Ratio
End of period balance sheet data
Shareholders' equity	$2,751,260	$2,796,392	$2,755,199	$2,717,587	$2,679,348	$2,751,260	$2,679,348
Goodwill and other intangible assets (1)	(1,265,598)	(1,265,846)	(1,266,403)	(1,264,839)	(1,263,928)	(1,265,598)	(1,263,928)
Tangible common equity (numerator)	$1,485,662	$1,530,546	$1,488,796	$1,452,748	$1,415,420	$1,485,662	$1,415,420

Assets	$18,583,327	$18,506,626	$18,439,682	$18,473,489	$18,481,150	$18,583,327	$18,481,150
Goodwill and other intangible assets (1)	(1,265,598)	(1,265,846)	(1,266,403)	(1,264,839)	(1,263,928)	(1,265,598)	(1,263,928)
Tangible assets (denominator)	$17,317,729	$17,240,780	$17,173,279	$17,208,650	$17,217,222	$17,317,729	$17,217,222
Tangible common ratio	8.58%	8.88%	8.67%	8.44%	8.22%	8.58%	8.22%

The tangible common ratio is a non-GAAP based financial measure using non-GAAP based amounts. The most directly comparable GAAP-based measure is the ratio of common shareholders’ equity to total assets. In order to calculate tangible common shareholders equity and assets, our management subtracts the intangible assets from both the common shareholders’ equity and total assets. Tangible common equity is then divided by the tangible assets to arrive at the ratio. Management uses the ratio to assess the strength of our capital position.

(1) Net of applicable deferred income taxes

Return on Average Tangible Equity
Income statement data
Net income	$33,468	$43,494	$37,162	$41,341	$44,291	$114,124	$132,338
Amortization of intangibles, net of taxes at 35%	1,443	1,539	1,650	1,822	1,626	4,632	5,735
Net tangible income (numerator)	$34,911	$45,033	$38,812	$43,163	$45,917	$118,756	$138,073

Average balance sheet data
Shareholders' equity	$2,775,786	$2,768,665	$2,726,465	$2,679,242	$2,642,806	$2,760,888	$2,635,251
Goodwill and other intangible assets	(1,303,275)	(1,304,736)	(1,306,298)	(1,308,690)	(1,310,155)	(1,304,759)	(1,311,682)
Tangible common equity (denominator)	$1,472,511	$1,463,929	$1,420,167	$1,370,552	$1,332,651	$1,456,129	$1,323,569

Return on equity (GAAP basis)	4.78%	6.30%	5.53%	6.12%	6.65%	5.53%	6.71%
Effect of goodwill and other intangibles	4.63%	6.04%	5.55%	6.37%	7.02%	5.37%	7.24%
Return on average tangible equity	9.41%	12.34%	11.08%	12.49%	13.67%	10.90%	13.95%

Return on average tangible equity is a non-GAAP based financial measure calculated using non-GAAP based amounts. The most directly comparable GAAP-based measure is return on average equity. We calculate return on average tangible equity by excluding the balance of intangible assets and their related amortization expense from our calculation of return on average equity. Management uses the return on average tangible equity in order to review our core operating results. Management believes that this is a better measure of our performance. In addition, this is consistent with the treatment by bank regulatory agencies, which excludes goodwill and other intangible assets from the calculation of risk-based capital ratios.

Tangible Book Value per Common Share
End of period balance sheet data
Shareholders' equity	$2,751,260	$2,796,392	$2,755,199	$2,717,587	$2,679,348	$2,751,260	$2,679,348
Goodwill and other intangible assets	(1,302,602)	(1,304,018)	(1,305,742)	(1,307,701)	(1,309,105)	(1,302,602)	(1,309,105)
Tangible common equity (numerator)	$1,448,658	$1,492,374	$1,449,457	$1,409,886	$1,370,243	$1,448,658	$1,370,243

Common shares outstanding (denominator)	181,310	187,706	187,590	187,363	187,225	181,310	187,225

Tangible book value per common share	$7.99	$7.95	$7.73	$7.52	$7.32	$7.99	$7.32

Tangible book value per share is a non-GAAP based financial measure calculated using non-GAAP based amounts. The most directly comparable GAAP based measure is book value per share. In order to calculate tangible book value per share, we divide tangible common equity, which is a non-GAAP based measure calculated as common shareholders’ equity less intangible assets, by the number of shares of common stock outstanding. In contrast, book value per share is calculated by dividing total common shareholders’ equity by the number of shares of common stock outstanding. Management uses tangible book value per share to assess our capital position and ratios.

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

Appendix A - GAAP to Non-GAAP Reconciliation

	3Q14	2Q14	1Q14	4Q13	3Q13
Net Interest Margin (excluding purchase accounting)
Reported net interest margin (GAAP basis)	3.50%	3.63%	3.61%	3.60%	3.72%
Adjustments for purchase accounting:
Loans and leases	-0.10%	-0.12%	-0.17%	-0.11%	-0.13%
Deposits	-0.02%	-0.03%	-0.03%	-0.03%	-0.04%
Borrowings	-0.01%	-0.10%	-0.01%	-0.01%	-0.01%
Net Interest Margin (excluding purchase accounting)	3.37%	3.38%	3.40%	3.45%	3.54%

Net interest margin (excluding purchase accounting) is a non-GAAP based financial measure using non-GAAP based amounts. The most directly comparable GAAP based measure is net interest margin. In order to calculate net interest margin (excluding purchase accounting) we subtract the effects of amortizing/accreting purchase accounting valuation amounts from net interest income, and divide the remainder by average earning assets. Our management uses net interest margin (excluding purchase accounting) to measure and monitor the impact of the current economic environment on our net interest income and believes that this measure is more representative of our ongoing earnings power because it excludes the effect of valuation variables used to arrive at the acquisition fair value recorded on the acquisition date. We believe this non-GAAP measure, when taken together with the corresponding GAAP measure, provides meaningful supplemental information to investors regarding our performance. However, this non-GAAP measure should be considered in addition to, and not as a substitute for or preferable to, net interest margin prepared in accordance with GAAP.

CONTACT:
Susquehanna Bancshares, Inc.
INVESTOR RELATIONS CONTACT:
Jason H. Weber, Director of Investor Relations
717-626-9801
or
MEDIA RELATIONS CONTACT:
Stephen Trapnell, Director of Corporate Communications
717-625-6548